EXHIBIT 35.1
                    SERVICER COMPLIANCE STATEMENT (ITEM 1123)
                        RESIDENTIAL FUNDING COMPANY, LLC
               RFMSI SERIES 2006-SA2 TRUST (THE "ISSUING ENTITY")

The undersigned, a duly authorized officer of Residential Funding Company, LLC, as servicer (the "Servicer") pursuant to the Series Supplement, dated as of August 1, 2006, and the Standard Terms of Pooling and Servicing Agreement, dated as of June 1, 2006 (as amended from time to time, the "Agreement"), among Residential Funding Securities I, Inc., as company, Residential Funding Company, LLC (formerly Residential Funding Corporation), as master servicer, and U.S. Bank National Association, as trustee, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March 2007.

By:        /s/ Anthony N. Renzi
        ----------------------------
        Name:  Anthony N. Renzi
        Title: Managing Director